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                          CONSUMERS POWER COMPANY
                            CALL AND NOTICE OF
                      SPECIAL MEETING OF SHAREHOLDERS
                              MARCH 10, 1997


To the Shareholders of Consumers Power Company:

     A special meeting of shareholders of CONSUMERS POWER COMPANY is called and will be held on Monday the 10th day of March 1997, at 4:00 P.M., Eastern Standard Time, at the Company's offices, 212 West Michigan Avenue, Jackson, Michigan, for the purpose of:

     (1) Approving a proposed amendment to the Articles of Incorporation of the Company to change the name of the Company to CONSUMERS ENERGY COMPANY; and

     (2) Transacting such other business as may properly come before the meeting, or any adjournments thereof.

     The Board of Directors has fixed February 5, 1997 as the record date for the meeting.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


                                 By order of the Board of Directors,



                                 Thomas A. McNish, Secretary







Consumers Power Company
212 West Michigan Avenue
Jackson, Michigan 49201

February 14, 1997

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                           INFORMATION STATEMENT



                               INTRODUCTION


    This Information Statement is furnished by the Board of Directors of Consumers Power Company ("Consumers" or the "Company") in connection with the special meeting of Shareholders to be held on March 10, 1997.

    The Board of Directors has fixed February 5, 1997 as the record date for the special meeting. On that date, there was outstanding 84,108,789 shares of the Company's Common Stock ($10 par value) held by CMS Energy Corporation ("CMS Energy") and 1,626,427 voting shares of the Company's Preferred Stock ($100 par value). Holders of Preferred and Common Stock are entitled to 1 vote for each share. The affirmative vote of the holders of at least a majority of the outstanding shares of the Company's Common Stock and Preferred Stock (voting as a single class) is required for approval of the proposed amendment to the Company's Articles of Incorporation described herein. CMS Energy, the holder of all of the outstanding shares of Common Stock of the Company, has advised that it intends to vote in favor of the proposed amendment. Because such Common Stock constitutes 98% of the outstanding shares of stock entitled to vote on this proposal, the proposal is expected to be approved. Consequently, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

    NBD Bank, as Trustee of the Supplemental Executive Retirement Plan of the Company, holds 116,080 shares representing 7.1% of the Company's Preferred Stock outstanding. To the knowledge of management, no person other than CEDE & CO. and CMS Energy owned of record or beneficially more than 5% of any class of the Company's outstanding voting securities as of December 31, 1996. The directors and officers of Consumers, as a group, beneficially own less than 1% of the Preferred Stock of the Company.

    The notice of special meeting and this information statement will be mailed to shareholders on February 14, 1997.


            APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION

    The Board of Directors believes that the best interest of the shareholders of the Company would be served by amending Article I of the Articles of Incorporation to change the name of the Company to Consumers Energy Company.

    The Board of Directors and management of the Company believe that the change will better define the utility's role in the 21st Century, as a provider of various forms of energy.

    Upon adoption of this proposal, Article I of the Articles of Incorporation of the Company will be amended to read as follows:

    "The name of the corporation is Consumers Energy Company."

    The proposal requires the favorable vote of the majority of the voting outstanding shares of Common and Preferred Stock, as a single class.
CMS Energy Corporation holds all the shares of Common Stock (98.1% of the combined outstanding class) eligible to vote and intends to vote in favor of the proposal.


                               OTHER MATTERS

    The Board of Directors does not know of any other matters that might be presented to the meeting except matters incident to the conduct of the meeting. If other matters should properly come before the special meeting, those present will be entitled to vote with respect to such properly raised matters.


                          SOLICITATION OF PROXIES

    No proxies will be solicited in connection with this special meeting.


              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents have been filed by Consumers with the SEC pursuant to the Securities Exchange Act of 1934 (the "1934 Act") and are incorporated herein by reference and made a part of this Information
Statement:

    1. Consumers' Annual Report on Form 10-K for the year ended December 31, 1995 (containing the Company's consolidated financial statements and the accompanying notes and report of independent auditors, and management's discussion and analysis of financial condition and results of operations for the year).

    2. Consumers' Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1996.

    3. All documents filed by Consumers with the Securities and Exchange Commission (SEC) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of the Incorporation Statement and prior to the date of the special meeting of shareholders of Consumers shall be deemed to be incorporated herein by reference and made a part of this Information Statement from the date of filing of such documents.

    Consumers hereby undertakes to provide without charge to each person to whom a copy of this Information Statement has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in the Information Statement by reference other than exhibits to such documents. Requests should be directed to Investor Services, 212 West Michigan Avenue, Jackson, MI 49201, telephone: (517) 788-1868.

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